XsunX Produces CIGSolar™ Cell Devices
That Surpass 14 Percent Conversion Efficiency

ALISO VIEJO, Calif., October 19, 2010 – XsunX, Inc. (XSNX), the developer of advanced, thin-film photovoltaic (TFPV) solar cell technologies and manufacturing processes, today announced the successful fabrication of cells based upon the Company’s CIGSolar™ technology that surpass 14 percent conversion efficiency.   This achievement supports the Company’s assertion that small-area, co-evaporation production provides the best platform to deliver the highest efficiency CIGS based solar cells necessary to compete with and potentially replace silicon photovoltaic (PV) technologies.

“In only a few short months since adding our new co-evaporation capability and control approach to our CIGS process development, we’ve achieved efficiencies of over 14 percent,” said Chief Technology Officer, XsunX, Inc., Robert G. Wendt. “This efficiency level and the efficiency distribution is a significant achievement. In addition to achieving high efficiency levels, we demonstrated excellent cell voltage in the range of 620 to 660 millivolt (mV) clearly demonstrating the incorporation of gallium near the junction in the cell structure which is necessary for producing high efficiencies. We are working hard to further improve on this rapid success so that we can deliver the best possible CIGS technology to the market.”

Deposition of the CIGS cell layers was conducted on full size 125 mm square substrates.  Test configurations used to measure efficiency are identical to that used by the National Renewable Energy Laboratory and XsunX test equipment is calibrated to the National Institute of Standards and Technology (NIST) standards.

XsunX is pioneering a new manufacturing process to produce low cost, high efficiency thin-film CIGS solar cells through the combination of thin-film photovoltaic (TFPV) process knowledge with select magnetic media thin-film manufacturing technologies pioneered in the hard disc drive industries. The company believes that leveraging small area and high rate production methods will reduce the processing defects plaguing large-scale production processes currently implemented in the marketplace.

About XsunX

XsunX specializes in the development and commercialization of advanced, thin-film photovoltaic (TFPV) solar cell technologies and manufacturing processes. We are currently working to develop new proprietary manufacturing systems to deliver low cost solar products based on the use of CIGS (Copper Indium Gallium diSelenide) solar thin-films. Utilizing cross-industry enabling technologies, these systems are being developed to deliver low cost and high yield front end CIGS solar cell manufacturing methods coupled with customized backend solar module assembly and packaging systems.

This CIGS production technology is being designed as a turn-key solution to either enable upgrades to existing infrastructure or to establish new large scale solar manufacturing capacity for the production of CIGS solar cells that can be utilized in a multitude of applications. We plan to offer joint venture manufacturing opportunities for this technology to regional partners in a number of industry types and solar applications.

For more information please call XsunX at 888-797-4527, or visit the company’s website at www.xsunx.com.
Contacts:

XsunX Media Relations: Christina Brozek, Beckerman Public Relations, 201-465-8002 cbrozek@beckermanpr.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

###